Exhibit 10(i)

BANK OF AMERICA CORPORATION DIRECTORS’ STOCK PLAN

Amendment Dated April 24, 2002

Bank of America Corporation (the “Corporation”) sponsors the Bank of America Corporation Directors’ Stock Plan (the “Plan”). The following is an amendment to the Plan adopted at the April 24, 2002 meeting of the Board of Directors of the Corporation adding vesting provisions with respect to shares of common stock of the Corporation used to pay a portion of the annual retainer fee as set forth in the Plan:

1.    Section 5 of the Plan is amended effective as of April 24, 2002 to read as follows:

“5.    Shares for Annual Retainer Fee:

(a)    Payment of Shares.    Any Annual Retainer Fee payable to a Nonemployee Director on or after the Effective Date shall be payable sixty percent (60%) in cash and forty percent (40%) in shares of Common Stock. The total number of shares of Common Stock to be issued under this Section to a Nonemployee Director with respect to an Annual Retainer Fee shall be determined by dividing the amount of such Annual Retainer Fee payable in shares of Common Stock by the Fair Market Value of the Common Stock on the applicable Payment Date. In no event shall the Corporation be obligated to issue fractional shares under this Section, but instead shall pay any such fractional share in cash based on the Fair Market Value of the Common Stock on the Payment Date. Certificates for the shares of Common Stock payable under this Section shall be delivered as soon as practicable after the relevant Payment Date; provided, however, that if a Nonemployee Director has elected to defer an Annual Retainer Fee pursuant to the Deferral Plan, the shares of Common Stock otherwise issuable under this Plan in connection with such Annual Retainer Fee shall not be issued and such Nonemployee Director shall be credited with “Stock Units” to be paid in cash when and as provided for under the Deferral Plan.

(b)    Vesting of Shares.    For shares of Common Stock payable under subparagraph (a) above on or after April 24, 2002, except as otherwise provided in this subparagraph (b), such shares shall not become vested until the first anniversary of the applicable Payment Date (or, if earlier, the date of the next annual meeting of the stockholders of the Corporation) (the “Vesting Date”). If the Nonemployee Director ceases to serve as a Nonemployee Director before the Vesting Date due to the Nonemployee Director’s death, or if there is a Change in Control prior to the Vesting Date, then the shares shall become fully vested as of the date of such death or Change in Control, as applicable. If the Nonemployee Director ceases to serve as a Nonemployee Director at any time for any reason other than death before the earlier of the Vesting Date or a Change in Control, then the shares shall become vested pro rata (based on the number of days between the Payment Date and the date of cessation of services divided by 365 days), and to the extent the shares are not thereby vested they shall be forfeited as of the date of such cessation of services. A Nonemployee Director may not sell, transfer or otherwise dispose of any such shares of Common Stock until they become vested; however, the Nonemployee Director shall have the right to receive dividends with respect to the shares and to vote the shares prior to vesting. The vesting provisions of this subparagraph (b) shall apply to any shares of Common Stock that are deferred as Stock Units under the Deferral Plan.”

2.    Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

BANK OF AMERICA CORPORATION DIRECTORS’ STOCK PLAN

(as amended and restated effective December 10, 2002)

1.    Purpose:

The purpose of the Plan is to enable the Corporation to attract and retain persons of exceptional ability to serve as directors and to further align the interests of directors and stockholders in enhancing the value of the Common Stock. The Plan was originally established effective April 24, 1996 and approved by the Corporation’s stockholders to provide for (i) the payment of shares of Common Stock to certain of the directors in connection with the partial termination of the NationsBank Corporation and Designated Subsidiaries Directors’ Retirement Plan and (ii) the payment in Common Stock of a portion of the Annual Retainer Fee payable to each Nonemployee Director.

The Plan was amended and restated effective January 1, 2002 to add an annual stock option award feature. Subsequent to that amendment having been adopted, the Corporation has determined that the use of restricted stock in lieu of stock options would better align the interests of Nonemployee Directors with the interests of the Corporation’s stockholders. Accordingly, this amendment and restatement of the Plan adopted at the December 10, 2002 meeting of the Board of Directors of the Corporation replaces the annual award of stock options with an award of shares of restricted stock. The Plan shall continue in effect unless and until terminated by the Board in accordance with Section 10 below.

2.    Definitions:

For purposes of the Plan, the following terms shall have the following meanings:

“Annual Award Amount” means an amount, expressed in U.S. dollars, established by the Board from time to time for purposes of determining the number of shares of Restricted Stock awarded under the provisions of Section 5(b) below. The Board shall establish the Annual Award Amount based on its review of surveys regarding director compensation practices at peer companies, the written opinion of an outside advisor, and any other information it deems pertinent in establishing reasonable levels of compensation.

“Annual Retainer Fee” means the annual retainer fee payable to a Nonemployee Director under the Corporation’s compensation policies for directors in effect from time to time.

“Award Date” means the date of an annual stockholders meeting; provided, however, that with respect to an award of Restricted Stock made to a Nonemployee Director other than in connection with an annual stockholders meeting in accordance with Section 5(b) below, “Award Date” means the first day of the month coincident with or next following the date the Nonemployee Director commences services as a Nonemployee Director.

“Board” means the Board of Directors of the Corporation.

“Change in Control” means “Change in Control” as defined under the Bank of America Corporation 2003 Key Associate Stock Plan, as the same may be amended from time to time, or any successor plan thereto.

“Common Stock” means the common stock of the Corporation.

“Corporation” means Bank of America Corporation, a Delaware corporation, and its successors and assigns.

“Deferral Plan” means the Bank of America Corporation Director Deferral Plan, as the same may be amended from time to time.

“Effective Date” means the original effective date of the Plan, April 24, 1996.

“Fair Market Value” of a share of Common Stock on any date means the closing price of a share as reflected in the report of composite trading of New York Stock Exchange listed securities for that day (or, if no shares were publicly traded on that day, the immediately preceding day that shares were so traded) published in The Wall Street Journal [Eastern Edition] or in any other publication selected by the Board; provided, however, that if the shares of Common Stock are misquoted or omitted by the selected publication(s), the Board shall directly solicit the information from officials of the stock exchanges or from other informed independent market sources.

“Nonemployee Director” means an individual who is a member of the Board, but who is not an employee of the Corporation or any of its subsidiaries.

“Plan” means the Bank of America Corporation Directors’ Stock Plan as set forth herein, as the same may be amended from time to time.

“Restricted Stock” means the Common Stock awarded to a Nonemployee Director pursuant to Section 5 of the Plan that is subject to the vesting restrictions set forth in Section 5.

3.    Administration:

The Board shall be responsible for administering the Plan. The Board shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Board shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Board shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Board may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Board may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Board upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

4.    Shares Available:

The maximum number of shares of Common Stock that may delivered under the Plan shall equal 600,000 (after giving effect to the two-for-one stock split of the shares effective February 27, 1997). Such shares shall be subject to adjustment or substitution pursuant to Section 6 herein. If any shares of Restricted Stock awarded hereunder are canceled, lapse or forfeited in accordance with the provisions of Section 5 herein, then such shares shall again be available for delivery under the Plan. Shares delivered under the Plan may be original issue shares, treasury stock or shares purchased in the open market or otherwise, all as determined by the Chief Financial Officer of the Corporation (or the Chief Financial Officer’s designee) from time to time.

5.    Restricted Stock Awards:

(a)    Awards for Annual Retainer Fee.    Any Annual Retainer Fee payable to a Nonemployee Director shall be payable sixty percent (60%) in cash and forty percent (40%) in whole shares of Restricted Stock. The total number of shares of Restricted Stock to be issued under this Section 5(a) to a Nonemployee Director with respect to an Annual Retainer Fee shall be determined by dividing the amount of such Annual Retainer Fee payable in shares of Restricted Stock by the Fair Market Value of the Common Stock on the applicable Award Date.

(b)    Awards in Lieu of Stock Options.    Prior to December 10, 2002, eligible Nonemployee Directors received an annual award of stock options covering 4,000 shares of Common Stock. As described in Section 1 above, the Corporation has determined to provide, in lieu of such stock options, an annual award of Restricted Stock. Accordingly, each Nonemployee Director who serves as a director of the Corporation at the close of each annual stockholders meeting of the Corporation shall be awarded a number of whole shares of Restricted Stock equal to the then applicable Annual Award Amount divided by the Fair Market Value of a share of Common Stock on the applicable Award Date. For a Nonemployee Director who first commences services as a Nonemployee Director other than at an annual stockholders meeting, such award shall be determined by multiplying the then applicable Annual Award Amount by a fraction, the numerator of which is the number of days from the date of commencement of services until the next annual stockholders meeting and the denominator of which is three hundred sixty-five (365), and the resulting amount shall be divided by the Fair Market Value of a share of Common Stock on the applicable Award Date.

(c)    No Fractional Shares.    In no event shall the Corporation be obligated to issue fractional shares under this Section, but instead shall pay any such fractional share in cash based on the Fair Market Value of the Common Stock on the Award Date.

(d)    Vesting.    Except as otherwise provided in this Section 5(d), shares of Restricted Stock shall not become vested until the first anniversary of the applicable Award Date (or, if earlier, the date of the next annual meeting of the stockholders of the Corporation) (the “Vesting Date”). If the Nonemployee Director ceases to serve as a Nonemployee Director before the Vesting Date due to the Nonemployee Director’s death, or if there is a Change in Control prior to the Vesting Date, then the shares shall become fully vested as of the date of such death or

Change in Control, as applicable. If the Nonemployee Director ceases to serve as a Nonemployee Director at any time for any reason other than death before the earlier of the Vesting Date or a Change in Control, then the shares shall become vested pro rata (based on the number of days between the Award Date and the date of cessation of services divided by (x) 365 days for awards made at an annual stockholders meeting or (y) the number of days from the date of commencement of services until the next annual stockholders meeting for a mid-year award made under Section 5(b) above), and to the extent the shares are not thereby vested they shall be forfeited as of the date of such cessation of services. A Nonemployee Director may not sell, transfer or otherwise dispose of any such shares of Restricted Stock until they become vested; however, the Nonemployee Director shall have the right to receive dividends with respect to the shares and to vote the shares prior to vesting. If a Nonemployee Director has elected to defer any shares of Restricted Stock pursuant to the Deferral Plan, (i) such shares shall not be issued under this Plan, (ii) the Nonemployee Director shall be credited with “Stock Units” (including for any fractional shares that would have otherwise been payable in cash under Section 5(c) above) to be paid in cash when and as provided for under the Deferral Plan and (iii) the vesting provisions of this Section 5(c) shall apply to any such shares that are deferred as Stock Units under the Deferral Plan.

6.    Adjustments in Authorized Shares:

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Internal Revenue Code Section 368) or any partial or complete liquidation of the Corporation, such adjustment shall be made in the number and class of shares of Common Stock which may be delivered under the Plan, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights.

7.    Resales of Shares:

The Corporation may impose such restrictions on the sale or other disposition of shares issued under this Plan as the Board deems necessary to comply with applicable securities laws. Certificates for shares issued under this Plan may bear such legends as the Corporation deems necessary to give notice of such restrictions.

8.    Compliance With Law and Other Conditions:

No shares shall be issued under this Plan prior to compliance by the Corporation, to the satisfaction of its counsel, with any applicable laws. The Corporation shall not be obligated to (but may in its discretion) take any action under applicable federal or state securities laws (including registration or qualification of the Plan or the Common Stock) necessary for compliance therewith in order to permit the issuance of shares hereunder, except for actions (other than registration or qualification) that may be taken by the Corporation without unreasonable effort or expense and without the incurrence of any material exposure to liability.

9.    Amendment, Modification and Termination of the Plan:

The Board shall have the right and power at any time and from time to time to amend the Plan in whole or in part and at any time to terminate the Plan; provided, however, that an amendment to the Plan may be conditioned on the approval of the stockholders of the Corporation if and to the extent the Board determines that stockholder approval is necessary or appropriate. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Restricted Stock award previously granted under the Plan, without the written consent of the affected Nonemployee Director.

10.    Limited Effect of Restatement:

Notwithstanding any provision herein to the contrary, the amendment and restatement of the Plan as set forth herein shall not affect any awards of Restricted Stock or stock options made under the Plan as in effect prior to the effective date of this document, which such awards shall instead be governed by the terms and provisions of the Plan as in effect at the time such awards were made.

11.    Miscellaneous:

The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of Delaware. The Plan shall be binding on the Corporation and any successor in interest of the Corporation.